Page 28 of 34 Pages

                                   EXHIBIT 7

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

---------------------------------------x
In re:                                 )    Chapter 11
                                       )
PRIMARY PDC, INC.                      )    Case No. 01-10864 (PJW)
(f/k/a Polaroid Corporation)           )
           et al.,                     )
           -- ---                      )
                                       )    Jointly Administered
                      Debtors.         )    Related Documents:
                                       )    3003 and 3782 and 4041
---------------------------------------x



                  STIPULATED ORDER (A) RESOLVING MOTION OF THE
                 PLAN ADMINISTRATOR TO COMPEL POLAROID HOLDING
            COMPANY TO COMPLY WITH THE STIPULATED ORDER DATED AS OF
          SEPTEMBER 3, 2003 AND (B) RESOLVING CERTAIN RELATED MATTERS

          WHEREAS, on October 12, 2001 (the "Petition Date"), each of the above-captioned debtors (collectively, the "Debtors") filed a voluntary petition in this Court for reorganization relief under chapter 11 of the Bankruptcy Code; and

          WHEREAS, on July 3, 2002, this Court entered the Order Authorizing and Approving (1) Asset Purchase Agreement (the "APA"), (2) Sale of Substantially All of the Debtors' Assets Free and Clear of Liens, Claims, and Encumbrances (the "Sale") to OEP Imaging Corporation (n/k/a Polaroid Holding Company) ("New Polaroid"), (3) Assumption and Assignment to OEP Imaging Corporation of Certain Executory Contracts and Unexpired Leases, and (4) Certain Related Relief (the "Sale Order"). Pursuant to the Sale (which closed on July 31, 2002) New Polaroid acquired substantially all the assets (collectively, the "Acquired Assets") of the Debtors; and

          WHEREAS, as partial consideration for its purchase of the Acquired Assets, New Polaroid delivered to the Debtors' estates shares of common and prefaced stock of New Polaroid, which shares represented 35% of the outstanding capital stock of New Polaroid at the time of the completion of the Sale. Specifically, New Polaroid issued common stock, par value $0.001 per share (the "Common Stock"), and Series A 8.0% Cumulative Compounding Preferred Stock, par value $0.001 per share (the "Preferred Stock," and together with the Common Stock, the "Stock"); and

          WHEREAS, in connection with the Sale, Primary PDC, Inc. (f/k/a Polaroid Corporation) ("Primary PDC"), New Polaroid, and One Equity Partners, LLC executed that certain Registration Rights Agreement, dated as of July 31, 2002 (the "Registration Rights Agreement"); and

          WHEREAS, by Order dated October 4, 2002, this Court approved the retention of Wind Down Associates LLC as plan administrator (the "Plan Administrator") in the Debtors' Chapter 11 cases; and

          WHEREAS, the Debtors and the committee of unsecured creditors appointed in the Debtors' chapter 11 cases (the "Committee") filed a motion (the "2004 Motion"), dated March 28, 2003, seeking an order compelling certain discovery from New Polaroid pursuant to Rule 2004 of the Federal Rules of Bankruptcy Procedure; and

          WHEREAS, in order to consensually resolve the 2004 Motion and certain related issues concerning the Registration Rights Agreement, New Polaroid, the Committee, and the Debtors ended into that certain Stipulated Order (A) Amending Registration Rights Agreement and (b) Resolving Certain Matters, which was so ordered by this Court on September 3, 2003 (the "Stipulated Order"); and

                                                             Page 29 of 34 Pages


          WHEREAS, paragraph 7 of the Stipulated Order provided, among other things, that New Polaroid "shall use its reasonable best efforts" to file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form 10 (the "Form 10") registering its Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder (collectively, the "Form 10 Regulations") "within two days after this Court shall have entered an order approving a Proposed Disclosure Statement, and ... shall use its reasonable best efforts to cause the SEC to declare the Form 10 effective on or prior to the effective date" of the Debtors' proposed plan of reorganization; and

          WHEREAS, by order dated October 8, 2003, this Court approved the Disclosure Statement with Respect to Third Amended Joint Plan of Reorganization of Primary PDC, Inc. (f/k/a Polaroid Corporation, Inc.) and its Debtor Subsidiaries and the Official Committee of Unsecured Creditors (the "Disclosure Statement"); and

          WHEREAS, by order dated November 18, 2003, this Court confirmed the Third Amended Joint Plan of Reorganization of Primary PDC, Inc. (f/k/a Polaroid Corporation, Inc.) and its Debtor Subsidiaries and the Official Committee of Unsecured Creditors (the "Plan"), and the Plan became effective on December 17, 2003; and ----

          WHEREAS, the Plan provides, among other things, that the Stock currently held by Primary PDC would (subject to appropriate reserves) be distributed to the Holders of Allowed Class 3 General Unsecured Claims on a Pro Rata basis, as all such terms are defined in the Plan (the "Stock Distribution"); and

          WHEREAS, KPMG, LLC ("KPMG") served as the Debtors' auditors and currently also serves as New Polaroid's auditor; and

          WHEREAS, Item 13 of the Form 10 Regulations calls for a registrant to furnish, as required under Rule 3-02 of Regulation S-X, "audited statements of income and cash flows for each of the three fiscal years preceding the date of the most recent audited balance sheet being filed, or such shorter period as the registrant (including predecessors) has been in existence;" and

          WHEREAS, an audit report with regard to the consolidated financial statements of Primary PDC for the year ended December 31, 2001 is unavailable, as a result of which, New Polaroid does not currently have available all the financial information required to file a Form 10 that complies with applicable securities regulations (including Rule 3-02 of Regulation S-X); and

          WHEREAS, because the audit report referred to in the immediately preceding paragraph is unavailable, New Polaroid formally requested that the SEC waive the requirement described above of including Primary PDC's financial statements for periods prior to August 1, 2002 in New Polaroid's proposed Form 10, which request was denied by the SEC; and

          WHEREAS, in the Motion of the Plan Administrator to Compel Polaroid Holding Company to Comply with the Stipulated Order dated as of September 3, 2003, dated February 2, 2004 (the "Form 10 Motion"), the Plan Administrator seeks to compel New Polaroid to file the Form 10 with the SEC, or alternatively, to make publicly available certain other information regarding its financial and operational results; and

          WHEREAS, the Plate Administrator has informed New Polaroid of its intention to make the Stock Distribution no later than March 31, 2004; and

          WHEREAS, the Plan Administrator has agreed, in accordance with the terms and subject to the conditions set forth herein, to delay the Stock Distribution until on or after April 15, 2004; and

                                                             Page 30 of 34 Pages


          WHEREAS, the Plan Administrator and New Polaroid desire to resolve (a) the issues raised, and relief requested, in the Form 10 Motion and (b) certain related issues concerning the Stipulated Order and the Stock Distribution.

          NOW THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the parties hereto (through their respective undersigned attorneys) as follows:

          1. If, at the time that the Stock Distribution is first made by the Plan Administrator (and provided that the condition set forth in paragraph 5 hereof has been satisfied) New Polaroid has not commenced filing periodic reports pursuant to section 13(a) of the Exchange Act (including, for this purpose, a Form 10 registration statement under section 12(g) of the Exchange
Act), then New Polaroid shall either file with the SEC or post on its website (the decision whether to (i) file the New Polaroid Information (as such term is defined below) with the SEC or (ii) post it on New Polaroid's website being at Now Polaroid's sole discretion) information consisting of the following:

               (a)Financial and other information sufficient as of the date of such filing or posting (as applicable) to meet the requirements under Rule l5c2-11 under the Exchange Act, it being understood that such financial information shall include financial statements of New Polaroid commencing August 1, 2002 and an income statement for Primary PDC for the seven months ended July 31, 2002, but shall not include any other financial or income statements of Primary PDC; and

               (b) a discussion and analysis of such financial information similar in scope and content to a "Management's Discussion and Analysis of Financial Condition and Results of Operations" required by Regulation S-K under the Exchange Act,

          2. Assuming that the condition set forth in paragraph 5 hereof has been satisfied, and further assuming that New Polaroid has not yet commenced filing periodic reports pursuant to Section 13(a) of the Exchange Act, New Polaroid shall thereafter update the information referred to in paragraph l hereof on a quarterly basis within 45 days following the end of each subsequent fiscal quarter. The information as posted or filed (as applicable) by New
Polaroid pursuant to paragraphs 1 and 2 hereof shall herein collectively be referred to as the "New Polaroid Information."

          3. Once New Polaroid  has  commenced  filing  periodic  reports  under
Section 13(a) of the Exchange Act, its obligations under paragraphs 1 and 2 hereof shall terminate.

          4. In consideration for New Polaroid's agreeing to file or post (as applicable) the New Polaroid Information in the time and manner and subject to the conditions set forth in paragraphs 1 and 2 hereof, the Plan Administrator hereby agrees to delay the Stock Distribution until on or after April 15, 2084. The decision of whether to make the Stock Distribution on April 15, 2004 or at a point in time thereafter shall be at Primary PDC's sole discretion (provided that the Stock Distribution shall not occur at any time prior to April 15,
2004).

          5. New Polaroid's obligation to file or post (as applicable) the New Polaroid Information as described in paragraphs 1 and 2 hereof shall be subject in all events to the condition that KPMG shall have issue its opinion (the "Audit Opinion") regarding the audit of the financial statements of Primary PDC for the seven (7) months ended July 31, 2002. Any provision contained herein to the contrary notwithstanding, in no event shall the failure on the part of KPMG to issue the Audit Opinion in accordance with this paragraph limit or restrict the right of the Plan Administrator to make the Stock Distribution on or after April 15, 2004.

                                                             Page 31 of 34 Pages


          6. New Polaroid shall continue to cooperate in good faith in connection with the Stock Distribution. More specifically, provided that Pricey PDC first provides the necessary information to New Polaroid, New Polaroid shall provide such notices with respect to the Stock Distribution to American Stock Transfer & Trust Company, and U.S. Bank, Depository Trust and Transfer Company, as Primary PDC shall reasonably request in order that the Stock Distribution be made in a timely manner on or after April 15, 2004.

          7. At the request of New Polaroid, the Plan Administrator, on behalf of Primary PDC, shall file a Form 15 statement(s) for the purpose of deregistering the Old Common Stock, any Old Stock Options, and/or any other share certificates (including treasury stock) or other instruments evidencing any Interests (all such terms are defined in the Plan) under Section 12(g) of the Exchange Act.

          8. This Order shall be deemed an amendment to, and shall supersede in all relevant respects, the Stipulated Order, including, without limitation, paragraph 7 thereof.

          9. Without limiting the generality of the foregoing paragraph, New Polaroid's filing or posting (as applicable) of the New Polaroid Information in the time and manner provided in paragraphs 1 and 2 hereof shall constitute full satisfaction of its obligations under paragraph 7 of the Stipulated Order. Accordingly, the Plan Administrator shall withdraw the Form 10 Motion within five days after New Polaroid posts or files (as applicable) the information set forth in paragraph 1 hereof, and assuming that New Polaroid (a) satisfies its obligation set forth in paragraph 2 hereof to update the New Polaroid Information on a quarterly basis and (b) otherwise complies in all material respects with the terms of paragraph 6 hereof, will not thereafter request or file any motion or application to compel New Polaroid to provide any other or additional information or other materials in connection with the Stock or the Stock Distribution.

          10. In filing with the SEC or posting on its website (as applicable) the New Polaroid Information described in paragraphs 1 and 2 hereof, New Polaroid is hereby deemed, solely for the limited purpose of the provisions of Bankruptcy Code ss. 1125(e) and not for any other purpose, to be participating (solely with respect to the Stock and the Stock Distribution) in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan, of a newly organized successor to the Debtors under the Plan, such that, pursuant to Bankruptcy Code ss. 1125(c), New Polaroid shall not be liable to any person, an account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities based upon, or in any way related to, the New Polaroid Information or the posting or the filing (as applicable) thereof, or otherwise is connection with the Stock or the Stock Distribution,

          11. Nothing contained in this Order is intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Without limiting the generality of the foregoing sentence, no party-in-interest in the Debtors' Chapter 11 cases other than the parties hereto shall have any rights and/or remedies hereunder.

          12. This Stipulated Order may be executed in counterparts which, when taken together, shall constitute the parties' entire agreement.

                                                             Page 32 of 34 Pages

          13. This Stipulated Order is subject to the approval of this Court. In the event that this Court fails to so order this Stipulated Order in its entirety, then this Stipulated Order shall be null and void and of no force and effect.

                                   WIND DOWN ASSOCIATES, LLC,
                                   as Plan Administrator


                                   By:  AKIN GUMP STRAUSS HAUER & FELD LLP

                                   By:
                                        ----------------------------------------
                                        Fred S. Hodara
                                        Philip C. Dublin
                                        Nava Hazan
                                        590 Madison Avenue
                                        New York, New York 10022
                                        (212) 872-1000

                                   Special Legal Counsel to the
                                   Plan Administrator

                                   POLAROID HOLDING COMPANY

                                   By:  DECHERT LLP

                                        ----------------------------------------
                                        Joel H. Levitin
                                        Stephen J. Gordon
                                        30 Rockefeller Plaza
                                        New York, NY  10112
                                        (212) 698-3500

                                        Counsel to Polaroid Holding Company
                                        f/k/a OEP Imaging Corporation




Dated:    Wilmington, Delaware             SO ORDERED
          ______________, 2004


                                           -------------------------------------
                                           The Honorable Peter J. Walsh
                                           United States Bankruptcy Judge